UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549 /

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  10/09/2009

DANVERS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-33896

Delaware	04-344675
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Conant Street, Danvers, Massachusetts 01923
(Address of Principal Executive Offices, Including Zip Code)

(978) 777-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in this Report

Item 8.01.  Other Events

On October 9, 2009, at a special meeting of stockholders of Danvers Bancorp, Inc. (the “Company”), its stockholders voted to approve the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Beverly National Corporation (“Beverly”), dated as of June 16, 2009, pursuant to which Beverly will merge with and into the Company, with the Company being the surviving corporation.

The shareholders of Beverly voted to approve the Merger Agreement on October 8, 2009.

The Company anticipates that the merger will be consummated on or about October 30, 2009, subject to the receipt of all required regulatory approvals and certain other closing conditions.

Attached and incorporated herein by reference as Exhibit 99.1 is a press release announcing the results of the special meeting of stockholders of the Company.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits-See Exhibit Index following signature page.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date: October 9, 2009	DANVERS BANCORP, INC.
	By:	/s/ Kevin T. Bottomley
Kevin T. Bottomley
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated October 9, 2009